UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 8, 2017

IEH Corporation
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-5278

New York	13-5549348
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E
Brooklyn, New York 11220
(Address and zip code of principal executive offices)

(718) 492-4440
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

On August 8, 2017, Jerome Rosenberg CPA, P.C. (“Rosenberg”) sent a letter to the Company notifying David Offerman, President and Chief Executive Officer of IEH Corporation (the “Company”) that Rosenberg had resigned as the Company’s independent registered public accounting firm, effective immediately.

Rosenberg’s reports on the Company’s financial statements for the year ended March 31, 2017 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Rosenberg’s resignation was not the result of any disagreement between the Company and Rosenberg on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

The Company has provided Rosenberg with a copy of the foregoing disclosure and requested that Rosenberg furnish the Company with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether it agrees with the statements made by the Company above, and if not, stating the respects in which it does not agree. A copy of such letter is filed as Exhibit 16.1 to the Current Report on Form 8-K indicating that Rosenberg is in agreement with such disclosures.

The Board of Directors of the Company is in the process of engaging a new independent registered public accounting firm responsible for auditing its financial statements and upon completion of such process will report such new engagement on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 16.1 – Letter of Jerome Rosenberg, CPA, P.C. to the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IEH Corporation

By: /s/ Robert Knoth

Name: Robert Knoth
Title: Chief Financial Officer
Date: August 16, 2017

EXHIBIT INDEX

Description

Exhibit 16.1	Letter of Jerome Rosenberg, CPA, P.C. to the SEC.

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